SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

BIG DOG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22963	52-1868665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Gray Avenue, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 963-8727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed, since last report)

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 7.01 Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

On November 28, 2006, Big Dog Holdings, Inc. entered into a Third Amendment to First Amended, Restated, and Consolidated Loan and Security Agreement (“Third Amendment”). Such Third Amendment increased the maximum amount of credit available to The Walking Company and Big Dog USA, Inc. to up to $60,000,000.  In addition, the formulas for advances were modified increasing the borrowing capacity based upon eligible collateral.

A copy of the amendment is attached as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation

On November 28, 2006, Big Dog Holdings, Inc. entered into a Third Amendment to First Amended, Restated, and Consolidated Loan and Security Agreement (“Third Amendment”). Such Third Amendment increased the maximum amount of credit available to The Walking Company and Big Dog USA, Inc. to up to $60,000,000.  The First Amended, Restated, and Consolidated Loan and Security Agreement is a revolving line of credit that provides for a performance-pricing structured interest charge which is based on excess availability levels. The interest rate ranges from the bank’s base rate or LIBOR loan rate plus a margin ranging up to 1.75%.  The line is secured by substantially all assets of the Company.

A copy of the amendment is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

(c) Exhibits

Exhibit 99.1	—
Third Amendment to First Amended, Restated, and Consolidated Loan and Security Agreement, dated November 28, 2006, among the lenders signatory thereto, Wells Fargo Retail Finance II, LLC, as agent, and Big Dog Holdings, Inc., Big Dog USA, Inc., and The Walking Company, as borrowers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG DOG HOLDINGS, INC.

Dated: December 20, 2006	By:	/s/ Roberta Morris
Roberta Morris
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Third Amendment to First Amended, Restated, and Consolidated Loan and Security Agreement, dated November 28, 2006, among the lenders signatory thereto, Wells Fargo Retail Finance II, LLC, as agent, and Big Dog Holdings, Inc., Big Dog USA, Inc., and The Walking Company, as borrowers.